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                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT


        We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated: February 11, 2000.

                                            VULCAN VENTURES INCORPORATED



                                            By: /s/ William D. Savoy
                                               ---------------------------------
                                               William D. Savoy, Vice President


                                                               *
                                               ---------------------------------
                                               Paul G. Allen

                                           *By: /s/ William D. Savoy
                                               ---------------------------------
                                               William D. Savoy as Attorney-in
                                               Fact for Paul G. Allen pursuant
                                               to a Power of Attorney filed on
                                               August 30, 1999, with the
                                               Schedule 13G of Vulcan Ventures
                                               Incorporated and Paul G. Allen
                                               for Pathogenesis, Inc. and
                                               incorporated herein by reference.